Exhibit 3.3

AMENDED AND RESTATED

BY-LAWS

OF

CHICO’S FAS, INC.

Rev. 7/21/16

AMENDED AND RESTATED
BY-LAWS
OF
CHICO’S FAS, INC.

TABLE OF CONTENTS

Title                                             Page

Section 10.    VOTING ON MATTERS OTHER THAN ELECTION OF

i
Title                                             Page

Section 9.    DISASTER EMERGENCY POWERS OF ACTING

Section 2.    ACTIONS BY OR IN THE RIGHT OF THE
CORPORATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
Section 3.    OBLIGATION TO INDEMNIFY. . . . . . . . . . . . . . . . . . . . . . . . . . .    11
Section 4.    DETERMINATION THAT INDEMNIFICATION IS

ii
Title                                             Page

Section 2.    RECORD DATE FOR DIVIDEND AND OTHER

iii

AMENDED AND RESTATED BY-LAWS OF
CHICO’S FAS, INC.

ARTICLE I

Offices

Section 1.    PRINCIPAL OFFICE. The principal office of the corporation shall be in the County of Lee, and State of Florida.

Section 2.    OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Florida as the Board of Directors (“Board”) or Chief Executive Officer (“CEO”) may from time to time determine or the business of the corporation may require.

ARTICLE II

Stockholders

Section 1.    ANNUAL MEETING. The annual meeting of the stockholders shall be held between January 1 and December 31, inclusive, in each year for the purpose of electing directors and for the transaction of such other proper business as may come before the meeting, the exact date to be established by the Board of Directors from time to time.

Section 2.    SPECIAL MEETINGS. Special meetings of the stockholders may be called, for any purpose or purposes, by the Board of Directors, the Chairman of the Board, the CEO or the President and shall be called by the CEO, the President or the Secretary if the holders of not less than 25 percent or more of all the votes entitled to be cast on any issue proposed to be considered at such special meeting sign, date and deliver to the corporation’s Secretary one or more written demands for a special meeting, describing the purpose(s) for which it is to be held. Special meetings of the stockholders of the corporation may not be called by any other person or persons. Notice and call of any such special meeting shall state the purpose or purposes of the proposed meeting, and business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice thereof.

Section 3.    PRESIDING OFFICER. The Chairman of the Board of the corporation, or the CEO if there shall not be a Chairman of the Board or if the Chairman of the Board shall not be present and shall not have designated another director in his or her stead, or as the Chairman of the Board should otherwise so direct, shall preside at each meeting of the stockholders.

Section 4.    PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Florida, as the place of meeting for any annual or special meeting of the stockholders. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State of Florida, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the principal office of the corporation.

Section 5.    NOTICE OF MEETING. Written notice stating the place, day and hour of an annual or special meeting and the purpose or purposes for which it is called shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, except that no notice of a meeting need be given to any stockholders for which notice is not required to be given under applicable law. Notice may be delivered personally, via first-class United States mail, telegraph, teletype, facsimile or other electronic transmission, or by private mail carriers handling nationwide mail services, by or at the direction of the CEO, the President, the Secretary, the Board of Directors, or the person(s) calling the meeting. Such notice shall be deemed delivered when hand delivered or sent postpaid via U.S. mail to the stockholder’s address as it appears on the stock transfer books of the corporation.

Section 6.    NOTICE OF ADJOURNED MEETING. If an annual or special stockholders’ meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, a new record date for the adjourned meeting is or must be fixed under law, notice of the adjourned meeting must be given to persons who are stockholders as of the new record date and who are otherwise entitled to notice of such meeting.

Section 7.    WAIVER OF CALL AND NOTICE OF MEETING. Call and notice of any stockholders’ meeting may be waived by any stockholder before or after the date and time stated in the notice. Such waiver must be in writing signed by the stockholder and delivered to the corporation. Neither the business to be transacted at nor the purpose of any special or annual meeting need be specified in such waiver. A stockholder’s attendance at a meeting (a) waives such stockholder’s ability to object to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives such stockholder’s ability to object to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

Section 8.    QUORUM. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the stockholders. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting, and the withdrawal of stockholders after a quorum has been established at a meeting shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 9.    ADJOURNMENT: QUORUM FOR ADJOURNED MEETING. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented or deemed to be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 10.    VOTING ON MATTERS OTHER THAN ELECTION OF DIRECTORS. At any meeting at which a quorum is present, action on any matter other than the election of directors shall be approved if the votes cast by the holders of shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes or voting by classes is required by law.

Section 11.    VOTING FOR DIRECTORS. Directors shall be elected as set forth in the Company’s Articles of Incorporation, as amended or restated from time to time.

Section 12.    VOTING LISTS. At least ten (10) days prior to each meeting of stockholders, the officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, with the address and the number, class and series (if any) of shares held by each, which list shall be subject to inspection by any stockholder during normal business hours for at least ten (10) days prior to the meeting. The list also shall be available at the meeting and shall be subject to inspection by any stockholder at any time during the meeting or its adjournment. The stockholders list shall be prima facie evidence as to who are the stockholders entitled to examine such list or the transfer books or to vote at any meeting of the stockholders.

Section 13.    VOTING OF SHARES. Each stockholder entitled to vote shall be entitled at every meeting of the stockholders to one vote in person or by proxy on each matter for each share of voting stock held by such stockholder. Such right to vote shall be subject to the right of the Board of Directors to close the transfer books or to fix a record date for voting stockholders as hereinafter provided.

Section 14.    PROXIES. At all meetings of stockholders, a stockholder may vote by proxy, executed in writing and delivered to the corporation in the original or transmitted via telegram, or as a photographic, photostatic or equivalent reproduction of a written proxy by the stockholder or by the stockholder’s duly authorized attorney-in-fact; but no proxy shall be valid after eleven (11) months from its date, unless the proxy provides for a longer period. Each proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. In the event that a proxy shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one is present, that one, shall have all of the powers conferred by the proxy upon all the persons so designated, unless the instrument shall provide otherwise.

Section 15.    INFORMAL ACTION BY STOCKHOLDERS. Any action required or permitted to be taken at a meeting of the stockholders may be taken only upon the vote of such stockholders at an annual or special meeting duly called in accordance with the terms of this Article II and may not be taken by written consent of such stockholders.

Section 16.    INSPECTORS. For each meeting of the stockholders, the Board of Directors, the CEO or the President may appoint two inspectors to supervise the voting; and, if inspectors are so appointed, all questions respecting the qualification of any vote, the validity of any proxy, and the acceptance or rejection of any vote shall be decided by such inspectors. Before acting at any meeting, the inspectors shall take an oath to execute their duties with strict impartiality and according to the best of their ability. If any inspector shall fail to be present or shall decline to act, the President shall appoint another inspector to act in his place. In case of a tie vote by the inspectors on any question, the presiding officer shall decide the issue.

ARTICLE III

Board of Directors

Section 1.    GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these by-laws directed or required to be exercised or done only by the stockholders.

Section 2.    NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be not less than three (3) nor more than twelve (12), with the number of the same to be fixed by the directors from time to time by an affirmative vote of a majority of the entire Board of Directors or by the stockholders at any annual or special meeting. Each director shall hold office until his term of office expires and until such director’s successor shall have been duly elected and shall have qualified, unless such director sooner dies, resigns or is removed by the stockholders at any annual or special meeting. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. It shall not be necessary for directors to be stockholders. All directors shall be natural persons who are 18 years of age or older.

Section 3.    ANNUAL MEETING. At the time of the annual meeting of stockholders, the Board of Directors shall hold its annual meeting at the same place as, and shortly before or shortly following, such annual meeting of stockholders for the purpose of the election of the CEO, President, Executive Vice Presidents, Chief Financial Officer, Treasurer, and Secretary and the transaction of such other business as may come before the meeting; and, if a majority of the directors are present at such place and time, no prior notice of such meeting shall be required to be given to the directors. The place and time of such meeting may be varied by written consent of all the directors.

Section 4.    REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall be determined from time to time by the Board of Directors.

Section 5.    SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, if there be one, or by the CEO or President. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meetings of the Board of Directors called by him or them, as the case may be. If no such designation is made, the place of meeting shall be the principal office of the corporation.

Section 6.    PRESIDING OFFICER. The Chairman of the Board of the corporation, or the designated lead director if there shall not be a Chairman of the Board or the Chairman of the Board should otherwise so direct, shall preside at each meeting of the Board of Directors. In the absence of a Chairman of the Board and a designated lead director, the CEO shall preside at each meeting of the Board of Directors.

Section 7.    NOTICE. Whenever notice of a meeting is required, written notice stating the place, day and hour of the meeting shall be delivered at least two (2) days prior thereto to each director, either personally, or by first-class United States mail, telegraph, teletype, facsimile or other form of electronic communication, or by private mail carriers handling nationwide mail services. Any director may waive notice of any meeting, either before, at or after such meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and so states at the beginning of the meeting or promptly upon arrival at the meeting.

Section 8.    QUORUM. A majority of the total number of directors as determined from time to time to comprise the Board of Directors shall constitute a quorum.

Section 9.    ADJOURNMENT: QUORUM FOR ADJOURNED MEETING. If less than a majority of the total number of directors are present at a meeting, a majority of the directors so present may adjourn the meeting from time to time without further notice. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 10.    MANNER OF ACTING. If a quorum is present when a vote is taken, the act of a majority of the directors present at the meeting shall be the act of the Board of Directors.

Section 11.    REMOVAL. Any director may be removed by the stockholders for cause at any meeting of the stockholders called expressly for that purpose, but such removal shall be without prejudice to the contract rights, if any, of the person removed. Directors may not be removed by the stockholders without cause. This by-law shall not be subject to change by the Board of Directors.

Section 12.    VACANCIES. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by the stockholders, unless otherwise provided in the Articles of Incorporation. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified.

Section 13.    COMPENSATION. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as directors. No payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

Section 14.    PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director objects at the beginning of the meeting (or promptly upon his arrival) to the holding of the meeting or the transacting of specified business at the meeting or such director votes against such action or abstains from voting in respect of such matter.

Section 15.    INFORMAL ACTION BY BOARD. Any action required or permitted to be taken by any provisions of law, the Articles of Incorporation or these by-laws at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if each and every member of the Board or of such committee, as the case may be, signs a written consent thereto and such written consent is filed in the minutes of the proceedings of the Board of such committee, as the case may be. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date, in which case it is effective on the date so specified.

Section 16.    MEETING BY TELEPHONE, ETC. Directors or the members of any committee thereof shall be deemed present at a meeting of the Board of Directors or of any such committee, as the case may be, if the meeting is conducted using a conference telephone, video phone, webcast, web conference, or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

ARTICLE IV

Officers

Section 1.    NUMBER. The officers of the corporation shall consist of a Chief Executive Officer, a President, a Chief Financial Officer, one or more Executive Officers, a Secretary and a Treasurer, each of whom shall be appointed by the Board of Directors. The Board of Directors may also appoint a Chairman of the Board. The Chief Executive Officer, in turn, may appoint one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers as the Chief Executive Officer shall deem appropriate. The same individual may simultaneously hold more than one office in the corporation.

Section 2.    APPOINTMENT AND TERM OF OFFICE. The officers of the corporation shall be appointed annually by the Board of Directors or the CEO, as the case may be, at the annual meeting. The Board of Directors may also appoint a Chair of the Board, and if the Board of Directors so desires a Vice Chair of the Board, with such responsibilities as the Board may determine to be appropriate. If the appointment of officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors. Each officer shall hold office until such officer’s successor shall have been duly appointed and shall have qualified, unless such officer sooner dies, resigns or is removed by the Board of Directors or by the CEO. The appointment of an officer does not itself create contract rights.

Section 3.    RESIGNATION. An officer may resign at any time by delivering notice to the corporation. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date. An officer’s resignation shall not affect the corporation’s contract rights, if any, with the officer.

Section 4.    REMOVAL. The Board of Directors may remove any officer at any time with or without cause. Any officer or assistant officer, if appointed by the CEO, may likewise be removed by the CEO. An officer’s removal shall not affect the officer’s contract rights, if any, with the corporation.

Section 5.    VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled for the unexpired portion of the term by action of the Board of Directors. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, to the extent the office is one that was appointed by the CEO, may be filled for the unexpired portion of the term by action of the CEO.

Section 6.    DUTIES OF OFFICERS. The Chief Executive Officer shall be the chief executive officer of the corporation. The Secretary shall be responsible for preparing minutes of the directors’ and stockholders’ meetings and for authenticating records of the corporation. Subject to the foregoing, the officers of the corporation shall have such powers and duties as ordinarily pertain to their respective offices and such additional powers and duties specifically conferred by law, the Articles of Incorporation and these by-laws, or as may be assigned to them from time to time by the Board of Directors, the CEO, or an officer authorized by either the Board of Directors or the CEO to prescribe the duties of other officers.

Section 7.    SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that the officer is also a director of the corporation.

Section 8.    DELEGATION OF DUTIES. In the absence or disability of any officer of the corporation or for any other reason deemed sufficient by the Board of Directors, the Board may delegate the powers or duties of such officer to any other officer or to any director for the time being. In the absence or disability of any officer of the corporation appointed by the CEO or for any other reason deemed sufficient by the CEO, the CEO may delegate the powers or duties of any such officer appointed by the CEO to any other officer or to any director for the time being.

Section 9.    DISASTER EMERGENCY POWERS OF ACTING OFFICERS. Unless otherwise expressly prescribed by action of the Board of Directors taken pursuant to Article XV of these by-laws, if, as a result of some catastrophic event, a quorum of the corporation’s directors cannot readily be assembled and the Chief Executive Officer is unable to perform the duties of the office of Chief Executive Officer and/or other officers are unable to perform their duties, (a) the powers and duties of Chief Executive Officer shall be held and performed by that officer of the corporation highest on the list of successors (adopted by the Board of Directors for such purpose) who shall be available and capable of holding and performing such powers and duties; and, absent any such prior designation, by the President; or, if the President is not available and capable of holding and performing such powers and duties, then by that Vice President who shall be available and capable of holding and performing such powers and duties whose surname commences with the earliest letter of the alphabet among all such Vice Presidents; or, if no Vice President is available and capable of holding and performing such powers and duties, then by the Secretary; or, if the Secretary is likewise unavailable, by the Treasurer; (b) the officer so selected to hold and perform such powers and duties shall serve as Acting Chief Executive Officer until the Chief Executive Officer again becomes capable of holding and performing the powers and duties of Chief Executive Officer, or until the Board of Directors shall have elected a new Chief Executive Officer or designated another individual as Acting Chief Executive Officer; (c) such officer (or the chief Executive Officer, if such person is still serving) shall have the power, in addition to all other powers granted to the Chief Executive officer by law, the Articles of Incorporation, these by-laws and the Board of Directors, to appoint acting officers to fill vacancies that may have occurred, either permanently or temporarily, by reason of such disaster or emergency, each of such acting appointees to serve in such capacity until the officer for whom the acting appointee is acting is capable of performing the duties of such office, or until the Board of Directors shall have designated another individual to perform such duties or shall have elected or appointed another person to fill such office; (d) each acting officer so appointed shall be entitled to exercise all powers invested by law, the Articles of Incorporation, these by-laws and the Board of Directors in the office in which such person is serving; and (e) anyone transacting business with the corporation may rely upon a certificate signed by any two officers of the corporation that a specified individual has succeeded to the powers and duties of the Chief Executive Officer or such other specified office. Any person, firm, corporation or other entity to which such certificate has been delivered by such officers may continue to rely upon it until notified of a change by means of a writing signed by two officers of this corporation.

Article V

Executive and Other Committees

Section 1.    CREATION OF COMMITTEES. The Board of Directors may designate an Executive Committee and one or more other committees, each to consist of two (2) or more of the directors of the corporation.

Section 2.    EXECUTIVE COMMITTEE. The Executive Committee, if there shall be one, shall consult with and advise the officers of the corporation in the management of its business, and shall have, and may exercise, such powers of the Board of Directors as can be lawfully delegated by the Board.

Section 3.    OTHER COMMITTEES. Such other committees, to the extent provided in the resolution or resolutions creating them, shall have such functions and may exercise such powers of the Board of Directors as can be lawfully delegated and as more particularly set forth in any charter for such Committee and in the Company’s Corporate Governance Guidelines.

Section 4.    REMOVAL OR DISSOLUTION. Any Committee of the Board of Directors may be dissolved by the Board at any meeting; and any member of such committee may be removed by the Board of Directors with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5.    VACANCIES ON COMMITTEES. Vacancies on any committee of the Board of Directors shall be filled by the Board of Directors at any regular or special meeting.

Section 6.    MEETINGS OF COMMITTEES. Regular meetings of any committee of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by such committee and special meetings of any such committee may be called by any member thereof upon two (2) days notice of the date, time and place of the meeting given to each of the other members of such committee, or on such shorter notice as may be agreed to in writing by each of the other members of such committee, given either personally or in the manner provided in Section 6 of Article III of these by-laws (pertaining to notice for directors’ meetings).

Section 7.    ABSENCE OF COMMITTEE MEMBERS. The Board of Directors may designate one or more directors as alternate members of any committee of the Board of Directors, who may replace at any meeting of such committee, any member not able to attend.

Section 8.    QUORUM OF COMMITTEES. At all meetings of committees of the Board of Directors, a majority of the total number of members of the committee as determined from time to time shall constitute a quorum for the transaction of business.

Section 9.    MANNER OF ACTING OF COMMITTEES. If a quorum is present when a vote is taken, the act of a majority of the members of any committee of the Board of Directors present at the meeting shall be the act of such committee.

Section 10.    MINUTES OF COMMITTEES. Each committee of the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 11.    COMPENSATION. Members of any committee of the Board of Directors may be paid compensation in accordance with the provisions of Section 12 of Article III of these by-laws (pertaining to compensation of directors).

Section 12.    INFORMAL ACTION. Any committee of the Board of Directors may take such informal action and hold such informal meetings as allowed by the provisions of Sections 14 and 15 of Article III of these by-laws.

ARTICLE VI

Indemnification of Directors and Officers

Section 1.    GENERAL.

(a)    To the fullest extent permitted by law from time to time, and consistent with the principles set forth in Section 1(b) below, the corporation shall be entitled but not obligated to indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or other type of proceeding (other than an action by or in the right of the corporation), whether civil, criminal, administrative, investigative or otherwise, and whether formal or informal, by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(b)    Any person for whom indemnification is authorized under Section 1(a) above shall be indemnified against all liabilities, judgments, amounts paid in settlement, penalties, and fines (including attorneys’ fees, paralegals’ fees and court costs) actually and reasonably incurred in connection with any such action, suit or other proceeding, including any appeal thereof. Indemnification shall be available only if the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any such action, suit or other proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2.    ACTIONS BY OR IN THE RIGHT OF THE CORPORATION.

(a)To the fullest extent permitted by law from time to time, and consistent with the principles set forth in Section 2(b) below the corporation shall be entitled but not obligated to indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or other type of proceeding (as further described in Section 1 of this Article VI) by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(b)Any person for whom indemnification is authorized under Section 2(a) above shall be indemnified against expenses (including attorneys’ fees, paralegals’ fees and court costs) and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expenses of litigating the action, suit or other proceeding to conclusion, that are actually and reasonably incurred in connection with the defense or settlement of such action, suit or other proceeding, including any appeal thereof. Indemnification shall be available only if the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. Notwithstanding the foregoing, no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such action, suit or other proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses that such court shall deem proper.

Section 3.    OBLIGATION TO INDEMNIFY. To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or other proceeding referred to in Section 1 or Section 2 of this Article VI, or in the defense of any claim, issue or matter therein, such person shall, upon application, be indemnified against expenses (including attorneys’ fees, paralegals’ fees and court costs) actually and reasonably incurred by such person in connection therewith.

Section 4.    DETERMINATION THAT INDEMNIFICATION IS PROPER. Indemnification pursuant to Section 1 or Section 2 of this Article VI, unless made under the provisions of Section 3 of this Article VI or unless otherwise made pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI. Such determination shall be made under one of the following procedures:

(a)    by the Board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or other proceeding to which the indemnification relates;

(b)    if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (the designation being one in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to such action, suit or other proceeding;

(c)    by independent legal counsel (i) selected by the Board of Directors in accordance with the requirements of subsection (a) or by a committee designated under subsection (b) or (ii) if a quorum of the directors cannot be obtained and a committee cannot be designated, selected by majority vote of the full Board of Directors (the vote being one in which directors who are parties may participate); or

(d)    by the stockholders by a majority vote of a quorum consisting of stockholders who were not parties to such action, suit or other proceeding or, if no such quorum is obtainable, by a majority vote of stockholders who were not parties to such action, suit or other proceeding.

Section 5.    EVALUATION AND AUTHORIZATION. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as is prescribed in Section 4 of this Article VI for the determination that indemnification is permissible; provided, however, that if the determination as to whether indemnification is permissible is made by independent legal counsel, the persons who selected such independent legal counsel shall be responsible for evaluating the reasonableness of expenses and may authorize indemnification.

Section 6.    PREPAYMENT OF EXPENSES. Expenses (including attorneys fees, paralegals’ fees and court costs) incurred by a director or officer in defending a civil or criminal action, suit or other proceeding referred to in Section 1 or Section 2 of this Article VI may, in the discretion of the Board of Directors, be paid by the corporation in advance of the final disposition thereof. Any such payment shall be made only upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if such person is ultimately found not to be entitled to indemnification by the corporation pursuant to this Article VI.

Section 7.    NONEXCLUSIVITY AND LIMITATIONS. The indemnification and advancement of expenses provided pursuant to this Article VI shall not be deemed exclusive of any other rights to which a person may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in any other capacity while holding office with the corporation. Such indemnification and advancement of expenses shall continue as to any person who has ceased to be a director or officer and shall inure to the benefit of such person’s heirs and personal representatives. The Board of Directors may, at any time, approve indemnification of or advancement of expenses to any other person that the corporation has the power by law to indemnify, including, without limitation, employees and agents of the corporation. In all cases not specifically provided for in this Article VI, indemnification or advancement of expenses shall not be made to the extent that such indemnification or advancement of expenses is expressly prohibited by law.

Section 8.    CONTINUATION OF INDEMNIFICATION RIGHT.

(a)Unless expressly otherwise provided when authorized or ratified by this corporation, indemnification and advancement of expenses as provided for in this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

(b)For purposes of this Article VI, the term “corporation” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director or officer of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, is in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have been with respect to such constituent corporation if its separate existence had continued.

Section 9.    INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against the liability under Section 1 or Section 2 of this Article VI or under applicable law.

ARTICLE VII

Interested Parties

Section 1.    GENERAL. No contract or other transaction between the corporation and any one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable because of such relationship or interest, because such director of directors were present at the meeting of the Board of Directors or of a committee thereof which authorizes, approves or ratifies such contract or transaction or because such director’s or directors’ votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote on the matter, and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the Board of Directors, a committee thereof or the stockholders.

Section 2.    APPROVAL BY DIRECTORS OR COMMITTEES. For purposes of Section 1(a) of this Article VII, a conflict of interest transaction shall be authorized, approved, or ratified if it receives the affirmative vote of a majority of the directors on the Board of Directors, or on the committee, who have no relationship or interest in the transaction described in Section 1 of this Article VII, but a transaction may not be authorized, approved, or ratified under this Section by a single director. If a majority of the directors who have no such relationship or interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum is present for the purpose of taking action under this Section. The presence of, or a vote cast by, a director with such relationship or interest in the transaction does not affect the validity of any action taken under Section 1(a) of this Article VII if the transaction is otherwise authorized, approved, or ratified as provided in that Section, but such presence or vote of those directors may be counted for purposes of determining whether the transaction is approved under other applicable law.

Section 3.    APPROVAL BY STOCKHOLDERS. For purposes of Section 1(b) of this Article VII, a conflict of interest transaction shall be authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this Section 3. Shares owned by or voted under the control of a director who has a relationship or interest in the transaction described in Section 1 of this Article VII may not be counted in a vote of stockholders to determine whether to authorize, approve or ratify a conflict of interest transaction under Section 1(b) of this Article

VII. The vote of the shares owned by or voted under the control of a director who has a relationship or interest in the transaction described in Section 1 of this Article VII, shall be counted, however, in determining whether the transaction is approved under other sections of the corporation’s by-laws and applicable law. A majority of those shares that would be entitled, if present, to be counted in a vote on the transaction under this Section 3 shall constitute a quorum for the purpose of taking action under this Section 3.

ARTICLE VIII

Certificates of Stock

Section 1.    CERTIFICATES FOR SHARES. Shares shall either be represented by certificates or shall be uncertificated and represented by book entry registered in the name of the stockholder on the books and records of the corporation or its transfer agent. At the direction of the corporation to its transfer agent and absent a specific request for a certificate by the registered stockholder or transferee thereof, all shares of the corporation shall be in uncertificated, book entry form upon the original issuance thereof by the corporation or upon the surrender of the certificate representing such shares to the corporation, in accordance with a Direct Registration System approved by the Securities and Exchange Commission and by the New York Stock Exchange or any securities exchange on which the stock of the corporation may from time to time be traded.

The rights and obligations of stockholders shall be identical whether or not their shares are represented by certificates. If shares are represented by certificates, each certificate shall be in such form as the Board of Directors may from time to time prescribe, signed (either manually or in facsimile) by the President or a Vice President (and may be signed (either manually or in facsimile) by the Secretary or an Assistant Secretary and sealed with the seal of the corporation or its facsimile), exhibiting the holder’s name, certifying the number of shares owned and stating such other matters as may be required by law. The certificates shall be numbered and entered on the books of the corporation as they are issued. If shares are not represented by certificates, then, within a reasonable time after issue or transfer of shares without certificates, the corporation shall send the stockholder a written statement in such form as the Board of Directors may from time to time prescribe, certifying as to the number of shares owned by the stockholder and as to such other information as would have been required to be on certificates for such shares.

If and to the extent the corporation is authorized to issue shares of more than one class or more than one series of any class, every certificate representing shares shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the corporation will furnish to any stockholder upon request and without charge a full statement of:

(a)The designations, relative rights, preferences and limitations of the shares of each class or series authorized to be issued.

(b)The variations in rights, preferences and limitations between the shares of each such series, if the corporation is authorized to issue any preferred or special class in series insofar as the same have been fixed and determined.

(c)    The authority of the Board of Directors to fix and determine the variations, relative rights and preferences of future series.

Section 2.    SIGNATURES OF PAST OFFICERS. If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate shall nevertheless be valid.

Section 3.    TRANSFER AGENTS AND REGISTRARS. The Board of Directors may, in its discretion, appoint responsible banks or trust companies in such city or cities as the Board may deem advisable from time to time to act as transfer agents and registrars of the stock of the corporation; and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

Section 4.    TRANSFER OF SHARES. Transfers of shares of the corporation shall be made upon its books by the holder of the shares in person or by the holder’s lawfully constituted representative, upon surrender of the certificate of stock for cancellation if such shares are represented by a certificate of stock or by delivery to the corporation of such evidence of transfer as may be required by the corporation if such shares are not represented by certificates. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Florida.

Section 5.    LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

ARTICLE IX

Record Date

Section 1.    RECORD DATE FOR STOCKHOLDER ACTIONS. The Board of Directors is authorized from time to time to fix in advance a date, not more than seventy (70) nor less than ten (10) days before the date of any meeting of the stockholders, a date in connection with the obtaining of the consent of stockholders for any purpose, or the date of any other action requiring a determination of the stockholders, as the record date for the determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof (unless a new record date must be established by law for such adjourned meeting), or of the stockholders entitled to give such consent or take such action, as the case may be. In no event may a record date so fixed by the Board of Directors precede the date on which the resolution establishing such record date is adopted by the Board of Directors. Only those stockholders listed as stockholders of record as of the close of business on the date so fixed as the record date shall be entitled to notice of and to vote at such meeting and any adjournment thereof, or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. If the Board of Directors fails to establish a record date as provided herein, the record date shall be deemed to be the date ten (10) days prior to the date of the stockholders’ meeting.

Section 2.    RECORD DATE FOR DIVIDEND AND OTHER DISTRIBUTIONS. The Board of Directors is authorized from time to time to fix in advance a date as the record date for the determination of the stockholders entitled to receive a dividend or other distribution. Only those stockholders listed as stockholders of record as of the close of business on the date so fixed as the record date shall be entitled to receive the dividend or other distribution, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. If the Board of Directors fails to establish a record date as provided herein, the record date shall be deemed to be the date of authorization of the dividend or other distribution.

ARTICLE X

Dividends

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by the Articles of Incorporation and by law. Subject to the provisions of the Articles of Incorporation and to law, dividends may be paid in cash or property, including shares of stock or other securities of the corporation.

ARTICLE XI

Fiscal Year

The fiscal year of the corporation shall be the period selected by the Board of Directors as the taxable year of the corporation for federal income tax purposes, unless the Board of Directors specifically establishes a different fiscal year.

ARTICLE XII

Seal

The corporate seal shall have the name of the corporation, the word “SEAL” and the year of incorporation inscribed thereon, and may be a facsimile, engraved, printed or impression seal. An impression of said seal appears on the margin hereof.

ARTICLE XIII

Stock in Other Corporations

Shares of stock in other corporations held by the corporation shall be voted by such officer or officers or other agent of the corporation as the Board of Directors shall from time to time designate for the purpose or by a proxy thereunto duly authorized by said Board.

ARTICLE XIV

Amendments

These by-laws may be altered, amended or repealed and new by-laws may be adopted by the Board of Directors; provided that any by-law or amendment thereto as adopted by the Board of Directors may be altered, amended or repealed by vote of the stockholders entitled to vote thereon, or a new by-law in lieu thereof may be adopted by the stockholders, and the stockholders may prescribe in any by-law made by them that such by-law shall not be altered, amended or repealed by the Board of Directors.

ARTICLE XV

Emergency By-laws

Section 1.    SCOPE OF EMERGENCY BY-LAWS. The emergency by-laws provided in this Article XV shall be operative during any emergency, notwithstanding any different provision set forth in the preceding articles hereof of the Articles of Incorporation. For purposes of the emergency by-law provisions of this Article XV, an emergency shall exist if a quorum of the corporation’s directors cannot readily be assembled because of some catastrophic event. To the extent not inconsistent with the provisions of this Article, the by-laws provided in the preceding Articles shall remain in effect during such emergency and upon termination of such emergency, these emergency by-laws shall cease to be operative.

Section 2.    CALL AND NOTICE OF MEETING. During any emergency, a meeting of the Board of Directors may be called by any officer or director of the corporation. Notice of the date, time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

Section 3.    QUORUM AND VOTING. At any such meeting of the Board of Directors, a quorum shall consist of any one or more directors, and the act of the majority of the directors present at such meeting shall be the act of the corporation.

Section 4.    APPOINTMENT OF TEMPORARY DIRECTORS.

(a)    The director or directors who are able to be assembled at a meeting of directors during an emergency may assemble for the purpose of appointing, if such directors deem it necessary, one or more temporary directors (the “Temporary Directors”) to serve as directors of the corporation during the term of any emergency.

(b)    If no directors are able to attend a meeting of directors during an emergency, then such stockholders as may reasonably be assembled shall have the right, by majority vote of those assembled, to appoint Temporary Directors to serve on the Board of Directors until the termination of the emergency.

(c)    If no stockholders can reasonably be assembled in order to conduct a vote for Temporary Directors, then the President or his successor, as determined pursuant to Section 9 of Article IV herein shall be deemed a Temporary Director of the corporation, and such President or his successor, as the case may be, shall have the right to appoint additional Temporary Directors to serve with him on the Board of Directors of the corporation during the term of the emergency.

(d)    Temporary Directors shall have all of the rights, duties and obligations of directors appointed pursuant to Article III hereof, provided, however, that a Temporary Director may be removed from the Board of Directors at any time by the person or persons responsible for appointing such Temporary Director, or by vote of the majority of the stockholders present at any meeting of the stockholders during an emergency, and, in any event, the Temporary Director shall automatically be deemed to have resigned from the Board of Directors upon the termination of the emergency in connection with which the Temporary Director was appointed.

Section 5.    MODIFICATION OF LINES OF SUCCESSION. During any emergency, the Board of Directors may provide, and from time to time modify, lines of succession different from that provided in Section 9 of Article IV in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

Section 6.    CHANGE OF PRINCIPAL OFFICE. The Board of Directors may, either before or during any such emergency, and effective during such emergency, change the principal office of the corporation or designate several alternative head offices or regional offices, or authorize the officers of the corporation to do so.

Section 7.    LIMITATION OF LIABILITY. No officer, director or employee acting in accordance with these emergency by-laws during an emergency shall be liable except for willful misconduct.

Section 8.    REPEAL AND CHANGE. These emergency by-laws shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of Section 6 above with regard to actions taken prior to the time of such repeal or change. Any amendment of these emergency by-laws may make any further or different provision that may be practical or necessary under the circumstances of the emergency.